UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2022 (October 30, 2022)

Emerson Electric Co.

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(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8000 West Florissant Avenue
St. Louis, Missouri	63136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
NYSE Chicago
0.375% Notes due 2024	EMR 24	New York Stock Exchange
1.250% Notes due 2025	EMR 25A	New York Stock Exchange
2.000% Notes due 2029	EMR 29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2022, Emerson Electric Co., a Missouri corporation (“Emerson”), BCP Emerald Aggregator L.P. (“BCP Emerald”), a Delaware limited partnership formed by investment funds managed by affiliates of Blackstone Inc., Emerald Debt Merger Sub L.L.C., a Delaware limited liability company and wholly owned subsidiary of BCP Emerald and Emerald JV Holdings L.P., a Delaware limited partnership and a wholly owned subsidiary of Emerson (“JV NewCo”), entered into a Transaction Agreement (the “Transaction Agreement”). Upon the terms and subject to the conditions set forth in the Transaction Agreement, at the closing (the “Closing”) of the transactions contemplated by the Transaction Agreement, (i) JV NewCo will hold Emerson’s Climate Technologies business, (ii) Emerson will receive cash proceeds of approximately $9.5 billion and one or more senior unsecured notes issued by a direct or indirect wholly owned subsidiary of JV NewCo (the “Seller Note Issuer”) in an aggregate principal amount of $2.25 billion and described further below (the “Seller Note”), (iii) Emerson will retain a 45% common equity interest in JV NewCo and (iv) BCP Emerald will acquire a 55% common equity interest in JV NewCo and convertible preferred equity of JV NewCo with an initial liquidation preference of $2 billion (the “Preferred Security”).

The obligation of the parties to consummate the Closing is subject to the satisfaction or waiver of customary conditions, including, among other things, the receipt of applicable regulatory approvals and the expiration or termination of applicable waiting periods. The Transaction Agreement contains certain termination rights for each of Emerson and BCP Emerald, including the right of each party to terminate the Transaction Agreement if the Closing has not been consummated by October 31, 2023. The Transaction Agreement provides for the payment by BCP Emerald to Emerson of a termination fee in the amount of $550 million if the Transaction Agreement is terminated in certain circumstances described in the Transaction Agreement, including if Emerson terminates the Transaction Agreement in the event that BCP Emerald does not consummate the Closing when it is required to do so.

The Transaction Agreement contains customary representations and warranties by each party. The parties have also agreed to various customary covenants and agreements, including, among others, an obligation of Emerson to conduct, subject to certain exceptions, the Climate Technologies business in the ordinary course consistent with past practice during the period between the execution of the Transaction Agreement and the Closing.

The Seller Note will be issued by the Seller Note Issuer at the Closing, in an aggregate principal amount of $2.25 billion. The Seller Note matures ten years from the date of issue, accruing interest at 5% per annum, which shall be payable in kind (by way of capitalization of interest on a semi-annual basis) until the Seller Note is repaid in full, in cash. The Seller Note will rank senior in payment to any existing and future indebtedness of the Seller Note Issuer. The Seller Note shall include a mandatory prepayment requirement in the event of a change of control of the Seller Note Issuer. The JV Agreements will provide that upon an initial public offering (an “IPO”) of JV NewCo (or a substitute entity) that meets certain agreed criteria (a “Qualified IPO”) the Seller Note shall be repaid in full. In the case of an IPO that does not meet the Qualified IPO criteria (a “Non-Qualified IPO”), the Seller Note will remain outstanding; provided that JV NewCo shall not make any distributions or pay any dividends until the Seller Note has been repaid in full.

At the Closing, Emerson, BCP Emerald and JV NewCo will enter into a limited partnership agreement with respect to JV NewCo and a limited liability company agreement with respect to the general partner of JV NewCo (in the forms as they have been agreed at signing of the Transaction Agreement, the “JV Agreements”) and Emerson and JV NewCo will enter into a transition services agreement, among other agreements as described in the Transaction Agreement.

The JV Agreements will provide, among other things, (i) that Emerson will have the right to designate a minority of the members of the board of managers of JV NewCo and the right to consent to certain material actions of JV NewCo, in each case for so long as Emerson maintains certain ownership percentages and (ii) for the ways in which Emerson and BCP Emerald can each exercise certain liquidity rights with respect to the equity of JV NewCo that they own respectively, and the transfer restrictions Emerson is subject to.

IPO of JV NewCo.

Pursuant to the JV Agreements, Emerson shall have the right to require JV NewCo to consummate Qualified IPO after the fifth anniversary of the Closing and BCP Emerald shall have the right to require JV NewCo to consummate a Qualified IPO after the second anniversary of the Closing. Each of Emerson and BCP Emerald shall have the right to require JV NewCo to consummate a Non-Qualified IPO after the seventh anniversary of the Closing. If Emerson makes a demand for JV NewCo to consummate an IPO (whether a Qualified IPO or a Non-Qualified IPO), BCP Emerald shall have a right of first offer to purchase all of the common equity that Emerson owns.

The JV Agreements provide that certain volume-related transfer restrictions will apply to Emerson following an IPO of JV NewCo, through a priority sell-down right granted to BCP Emerald, until BCP Emerald has received an agreed amount of sale proceeds.

The Preferred Security may convert in an IPO to common equity. If the Preferred Security is not converted to common equity in connection with an IPO, it shall instead convert to a cash-pay security with the same liquidation preference and continue to accrue interest.

Sales of Equity of JV NewCo.

Pursuant to the JV Agreements, Emerson shall have the right to sell 50% of the common equity of JV NewCo that it owns to a third party after the second anniversary of the Closing and the right to sell 100% of the common equity of JV NewCo that it owns to a third party after the fifth anniversary of the Closing, subject, in each case, to certain restrictions and a right of first offer in favor of BCP Emerald.

BCP Emerald shall have “drag-along” rights under the JV Agreements in respect of a sale of JV NewCo that constitutes a change of control. BCP Emerald may exercise these rights to require Emerson to sell its equity in JV NewCo alongside BCP Emerald at any point, but BCP Emerald can only exercise such rights prior to the second anniversary of the Closing if Emerson receives a specified minimum return.

Each of Emerson and BCP Emerald shall have customary “tag-along” rights under the JV Agreements in respect of sales of certain direct or indirect interests in the common equity of JV NewCo prior to an IPO.

The foregoing description of the Transaction Agreement and related documents does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Transaction Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Emerson or any of the other parties to the Transaction Agreement. In particular, the assertions embodied in the representations and warranties contained in the Transaction Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the signing of the Transaction Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were used for the purpose of allocating risk among the parties rather than establishing matters as facts and were made only as of the date of the Transaction Agreement (or such other date or dates as may be specified in the Transaction Agreement). Accordingly, the representations and warranties in the Transaction Agreement should not be relied upon as characterizations of the actual state of facts about Emerson or any of the parties to the Transaction Agreement.

Item 2.02 Results of Operations and Financial Conditions.

On Monday, October 31, 2022, a press release was issued regarding Emerson’s fourth quarter and full year results. A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

References to underlying orders in the press release refer to the Company's trailing three-month average orders growth versus the prior year, excluding currency, acquisitions and divestitures.

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits

2.1	Transaction Agreement, dated as of October 30, 2022, among Emerson Electric Co., BCP Emerald Aggregator L.P., Emerald Debt Merger Sub L.L.C and Emerald JV Holdings L.P.*

99.1	Press Release announcing fourth quarter and full year results issued by Emerson Electric Co. on October 31, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Emerson agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Forward-Looking and Cautionary Statements

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include Emerson's ability to successfully complete on the terms and conditions contemplated, and the financial impact of, the proposed Climate Technologies transaction, the proposed sale of its InSinkErator food waste disposal business, the financial impact of the proposed sale, the scope, duration and ultimate impacts of the COVID-19 pandemic and the Russia-Ukraine conflict, as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in Emerson's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company’s expectations for tis consolidated results, other than as noted herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	October 31, 2022	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary